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                                                                     EXHIBIT 5.1


Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota  55102-1639

     Re:  Registration Statement on Form S-3
          File No. 333-48179

Ladies and Gentlemen:

          We have acted as counsel to Green Tree Financial Corporation, a Delaware corporation (the "Company") and GT Capital Trust I, GT Capital Trust II, GT Capital Trust III and GT Capital Trust IV, each a Delaware business trust (together, the "GT Trusts"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company and the GT Trusts with the Securities and Exchange Commission (the "Commission") on March 18, 1998, (the "Registration Statement"), relating to the registration of $2,000,000,000 of (A) (i) Debt Securities consisting of senior debt (the "Senior Debt Securities") and subordinated debt (the "Subordinated Debt Securities"), (ii) common stock, (the "Common Stock") par value $.01 per share, (iii) preferred stock (the "Preferred Stock"), par value $.01 per share, (iv) depositary shares ("Depositary Shares"), (v) stock purchase contracts ("Stock Purchase Contracts"), (vi) stock purchase units ("Stock Purchase Units") and (vii) certain back-up obligations (the "Guarantees") which the Company may issue from time to time in one or more series and (B) trust preferred securities (the "Trust Preferred Securities") which the GT Trusts may issue from time to time in one or more series (together, the "Securities").

          We have examined the Registration Statement, the forms of such agreements filed as exhibits thereto, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

          1. The Senior Debt Securities have been duly authorized and the indenture (the "Senior Indenture") between the Company and U.S. Bank Trust National Association, as Trustee (the "Senior Debt Trustee"), pursuant to which the Senior Debt Securities will be issued has been duly executed and delivered, and when the terms of the Senior Debt Securities have been established in conformity with the Senior Indenture and the Senior Debt Securities have been executed by the Company, authenticated by the Senior Debt Trustee in accordance with the terms of the Senior Indenture and issued and delivered against payment therefor, the Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms.
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Green Tree Financial Corporation
April 3, 1998
Page 2

          2. The Subordinated Debt Securities have been duly authorized and when the indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between the Company and U.S. Bank Trust National Association, as Trustee (the "Subordinated Debt Trustee"), pursuant to which the Subordinated Debt Securities will be issued, has been duly executed and delivered, and when the terms of the Subordinated Debt Securities have been established in conformity with the Subordinated Indenture and the Subordinated Debt Securities have been executed by the Company, authenticated by the Subordinated Debt Trustee in accordance with the terms of the Subordinated Indenture and issued and delivered against payment therefor, the Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture and enforceable against the Company in accordance with their terms.

          3. The Common Stock has been duly authorized and, when issued and delivered against payment therefor, the Common Stock will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

          4. The Preferred Stock has been duly authorized and, when issued and delivered against payment therefor, the Preferred Stock will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

          5. The Depositary Shares have been duly authorized and, when issued and delivered against payment therefor, the Depositary Shares will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

          6. The Stock Purchase Contracts have been duly authorized and, when issued and delivered against payment therefor, the Stock Purchase Contracts will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

          7. The Stock Purchase Units have been duly authorized and, when issued and delivered against payment therefor, the Stock Purchase Units will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

          8. The Guarantees have been duly authorized and, when executed and delivered by the parties thereto, the Guarantees will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

          The opinions set forth above are subject to the following qualifications and exceptions:

                 (a) In rending the opinions set forth above, we have assumed that, at the time of the execution and delivery of any series of Securities, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Securities will be issued and sold as described in the
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Green Tree Financial Corporation
April 3, 1998
Page 3

          Registration Statement, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

                 (b) Our opinions in paragraphs 1, 2 and 8 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

                 (c) Our opinions in paragraphs 1, 2 and 8 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                 (d) Minnesota Statutes (S) 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          Our opinions expressed above are limited to the laws of the State of Minnesota and the Delaware General Corporation Law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Validity of Securities" in the Prospectus comprising part of the Registration Statement.

Dated:  April 3, 1998

                                    Very truly yours,


                                    /s/ Dorsey & Whitney LLP


CFS